UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 8, 2009

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania	19040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2009, InfoLogix, Inc. (the “Company”) received notice that Jake Steinfeld resigned from the Board of Directors of the Company, effective immediately.  Mr. Steinfeld resigned from the Board of Directors for personal reasons and not as a result of any disagreements with the Company.  The Company would like to thank Mr. Steinfeld for his work and for his contributions to the Company.

Item 8.01               Other Events.

On October 9, 2009, the Company issued a press release related to the following.  The Company has retained SSG Capital Advisors, LLC to assist the Company in exploring private placement alternatives.

As previously disclosed in the Company’s current report on Form 8-K dated September 30, 2009, the Company entered into a non-binding term sheet to restructure its debt obligations with its senior lender, Hercules Technology Growth Capital, Inc. (“Hercules”).  The Company continues in active discussions with Hercules regarding the restructuring.

A copy of the press release is furnished herewith as Exhibit 99.1 to this current report.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

99.1         Press release dated October 9, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: October 9, 2009	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer

Exhibit Index

99.1                           Press release dated October 9, 2009.